UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 08, 2024

Martin Marietta Materials, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 Parklake Avenue
Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 781-4550

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	MLM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04 Mine Safety – Reporting of Shutdowns and Patterns of Violations.

On July 8, 2024, the Company received a section 107(a) order issued by the Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 at its Walstrum Quarry in Idaho Springs, Colorado. The order stated that an independent contractor truck driver was observed on top of his truck walking along the entire length attempting to level the aggregate material with his feet. The truck driver was not wearing fall protection or personal protective equipment and was exposed to risk of injuries from falling. Corrective action was taken, and no one was injured in the cited incident. The order has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date:	July 12, 2024	By:	/s/ Roselyn R. Bar
Roselyn R. Bar, Executive Vice President and General Counsel